UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 12, 2015
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 44 (0) 20 7659 4660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EXHIBIT INDEX	5

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer
On November 12, 2015, Ensco plc (the “Company”) appointed Jonathan Baksht, age 40, as Senior Vice President and Chief Financial Officer of the Company, effective as of November 16, 2015. Mr. Baksht joined the Company in August 2013 and was appointed Vice President - Finance in December 2014. Mr. Baksht previously served as the Company’s Vice President - Treasurer. Prior to joining the Company, Mr. Baksht was Senior Vice President - Investment Banking with Goldman Sachs & Co. where he coordinated the firm’s global oilfield services market coverage and advised on mergers, acquisitions and corporate financings. Prior to joining Goldman Sachs in 2006, he consulted on strategic initiatives for energy clients at Andersen Consulting. Mr. Baksht holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science in Electrical Engineering from the University of Texas at Austin.
In connection with his appointment as Chief Financial Officer, Mr. Baksht’s initial annual base salary will be $450,000. He will be eligible to receive an annual award under Ensco’s 2005 Cash Incentive Plan (“ECIP”) based on the achievement of specific company goals and personal performance, with a target award of $360,000, and will be eligible to receive an annual award under Ensco’s 2012 Long-Term Incentive Plan (“LTIP”) with a target award value of $1.2 million. In addition, Mr. Baksht will receive a one-time award of time-vested restricted shares under the LTIP valued at $450,000 in connection with his relocation to London in order to make Mr. Baksht whole for any additional taxes he may incur due to his being subject to both U.K. and U.S. tax rates. He will also receive a one-time relocation allowance of $20,000, an annual housing allowance of approximately $107,649, an annual cost of living allowance of $26,400 as well as certain transportation and dependent education allowances provided to the Company’s executive officers.
Retirement Agreement
On July 14, 2015, the Company announced the retirement plans of James W. Swent III, Executive Vice President and Chief Financial Officer. On November 13, 2015, the Company entered into a retirement agreement with Mr. Swent (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Swent will continue his employment with the Company until December 31, 2015 (the “Employment Period”). Effective at the time of Mr. Baksht’s appointment as Chief Financial Officer, Mr. Swent will no longer hold the position of Chief Financial Officer, but will continue in his role as Executive Vice President. If the Company and Mr. Swent mutually agree in writing on or prior to December 1, 2015, the Employment Period may be extended beyond December 31, 2015.
During the Employment Period, Mr. Swent will receive continued payment of his current base salary at an annual rate of $575,000. Mr. Swent will also continue to be eligible for, and to receive, all compensation and benefits available to executive officers, including continued eligibility under the 2005 Supplemental Executive Retirement Plan and the Ensco Savings Plan and medical, life and disability insurance. If prior to December 31, 2015, Mr. Swent voluntarily resigns his employment or if he is terminated for cause (as defined in the Retirement Agreement), then the Company is not obligated to make the payments or provide the benefits to Mr. Swent described in this paragraph and the bullet points below.
Effective on the last day of the Employment Period, Mr. Swent will be considered to have retired on or after his normal retirement age under the ECIP and the LTIP and:

•
if the Employment Period ends on December 31, 2015 or if the Company and Mr. Swent mutually agree to terminate Mr. Swent’s employment prior to that date, Mr. Swent will be entitled to receive his 2015 ECIP award without any proration, based on achievement of performance goals under the 2015 ECIP, to be paid in March or April of 2016 when the Compensation Committee of the Board of Directors (the “Compensation Committee”) determines the level of performance for ECIP awards. If the Employment Period is extended beyond December 31, 2015, Mr. Swent will be entitled to his 2015 ECIP award regardless of whether his continued employment is terminated for cause during 2016;

•
if the Employment Period ends after December 31, 2015 and Mr. Swent is not terminated for cause, in addition to the above payment, Mr. Swent will be entitled to payment within 30 days of such date of a pro rata portion of his 2016 ECIP target award of $460,000, which is consistent with his 2015 target award;

•
all of Mr. Swent’s unvested restricted share awards and restricted share unit awards, consisting of 15,932 restricted shares and 31,416 restricted share units, will vest; provided that any such restricted share units that vest will not be paid or settled until the original vesting date specified in the award agreements under which they were granted;

•
in accordance with the terms of the LTIP, Mr. Swent will be entitled to a pro rata portion of his performance unit awards granted during 2013, 2014 and 2015 based on the achievement of performance metrics for the applicable three-year performance cycle, with such amounts payable in shares after the completion of the applicable three-year performance cycle and the determination of the level of performance by the Compensation Committee of the Board of Directors, together with a cash payment equal to the dividend equivalents that accrued for such shares during such three-year performance cycle; and

•
each of Mr. Swent’s 3,510 outstanding options will remain exercisable for a period ending on the earlier of (i) the second anniversary of the last day of the Employment Period and (ii) the last day of the option term.

Mr. Swent will also be entitled to a tax equalization payment for any tax period in which he is subject to taxation in the United Kingdom in respect of his employment with the Company. Except as provided above, Mr. Swent will not be eligible to receive a severance benefit under any Company severance plan or program. In addition, he will not be eligible for the grant of any additional awards under the LTIP.
If prior to the last day of the Employment Period, Mr. Swent’s employment is terminated due to death or permanent disability (as defined in the Retirement Agreement), then the Company will be obligated to make the payments and provide the benefits described above to Mr. Swent or to his spouse and eligible dependents, as appropriate.
Mr. Swent is subject to a non-disparagement covenant and restrictive covenants of noncompetition and non-solicitation for a period of one year following the end of the Employment Period. Mr. Swent is also required to execute a customary release in favor of the Company.
The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Retirement Agreement dated November 13, 2015 between Ensco plc and James W. Swent III.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: November 16, 2015	/s/ Maria Clara Silva Maria Clara Silva Vice President - Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement dated November 13, 2015 between Ensco plc and James W. Swent III.

5